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                                                                Exhibit 11

                  CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

                      STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     (UNAUDITED)

                                                                                THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                                     JUNE 30,                     JUNE 30,
                                                                                 2001          2000          2001        2000
                                                                               --------      --------      --------    --------
Per share income (loss) from continuing operations:

Income (loss) from continuing operations                                       $(18,481)      $ 16,967     $ (21,301)   $ 21,281
                                                                               ========       ========     ==========   ========

Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                              21,794         21,959        21,781      22,054
    Shares attributable to common stock equivalents outstanding                    --              154           --          425
                                                                               --------       --------     ----------   --------
                                                                                 21,794         22,113        21,781      22,479
                                                                               ========       ========     ==========   ========
Per share income (loss) from continuing operations                             $  (0.85)      $   0.77     $   (0.98)   $   0.95
                                                                               ========       ========     ==========   ========

Per share discontinued operations:

Discontinued operations                                                        $  --          $    290      $ (6,982)   $    511
                                                                               ========       ========     ==========   ========

Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                              21,794         21,959        21,781      22,054
    Shares attributable to common stock equivalents outstanding                    --              154           --          425
                                                                               --------       --------     ----------   --------
                                                                                 21,794         22,113        21,781      22,479
                                                                               ========       ========     ==========   ========
Per share discontinued operations                                              $   --         $   0.01     $   (0.32)   $   0.02
                                                                               ========       ========     ==========   ========

Net income (loss):

Net income (loss)                                                              $(18,481)      $ 17,257     $ (28,283)   $ 21,792
                                                                               ========       ========     ==========   ========

Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                              21,794         21,959        21,781      22,054
    Shares attributable to common stock equivalents outstanding                    --              154           --          425
                                                                               --------       --------     ----------   --------
                                                                                 21,794         22,113        21,781      22,479
                                                                               ========       ========     ==========   ========
Net income (loss)                                                              $  (0.85)      $   0.78      $  (1.30)   $   0.97
                                                                               ========       ========     ==========   ========
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